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                                 BLN OFFICE PARK

                                      LEASE

                          BLN OFFICE PARK ASSOCIATES II

                                    Landlord

                          ADAYTUM KPS SOFTWARE LIMITED

                                     Tenant


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                                 BLN OFFICE PARK

                                      LEASE

This Lease entered into as of this 16 day of September, 1998, is by and between BLN Office Park Associates II Limited Partnership, a Minnesota limited partnership (hereinafter "Landlord") and Adaytum KPS Software Limited (hereinafter "Tenant").

WITNESSETH THAT:

1. BLN OFFICE PARK. BLN Office Park Associates and BLN Office Park Associates II Limited Partnership are affiliated entities which together own the BLN Office Park, a two-building office complex located at 2001 and 2051 Killebrew Drive, Bloomington, Minnesota 55425, legally described as Lots 1 and 2, Block One, MCMI Second Addition according to the duly recorded plat thereof, Hennepin County, Minnesota, and which includes underground parking facilities, surface parking, walking areas, landscaped areas and certain common areas and facilities that are shared with occupants of other space in the building and with occupants of space in the other building in the BLN Office Park, under rules and regulations as instituted by Landlord from time to time.

2. LEASED PREMISES. Landlord does hereby lease to Tenant, and Tenant does hereby take from Landlord, those certain premises comprising approximately 10,300 square feet of rentable area hatched in red on EXHIBIT A attached hereto (hereinafter the "Leased Premises"). The Leased Premises was measured in accordance with BOMA Standards. The Leased Premises are located at 2051 Killebrew Drive.

3. TERM. The lease term shall commence on the 1st day of January, 1999 (hereinafter "Commencement Date") and shall continue thereafter to and including the 31th day of December, 2004, unless earlier terminated as hereinafter provided.

4. BASE RENT. Tenant shall pay to Landlord during the lease term base rent in monthly installments pursuant to the following Schedule:

         From the commencement of the lease term until December 31, 2004 the sum of $1,402,860.00 payable in equal monthly installments of $19,484.17 on the first day of the month during the lease term. The Base Rent is also subject to increase due to increases in operating costs and taxes, as described in paragraphs 5 and 6 below.

The monthly installments of Base Rent are due and payable in advance on the first day of each month. Any installment which has not been received by the Landlord by the 5th day of the month shall automatically and without notice be increased by 5% to compensate the Landlord for its administrative overhead, loss of use of funds and other incidental expenses.

5. CONTRIBUTION TO OPERATING COSTS. The Base Rent is predicated in part upon Base Operating Costs on a per square foot basis of six dollars and 74/100 $6.74 (hereinafter "Base Operating Cost") consisting of two components $2.74 for real estate taxes and $4.00 for other operating expenses. Prior to March 31, 1999, and prior to the first day of each calendar year thereafter, Lessor shall furnish Tenant with an Estimate of the Operating Costs for the ensuing calendar year. The monthly installments of the Base Rent shall be increased or decreased by one-twelfth of the product of the number of square feet of net rentable area in the Leased Premises multiplied by the excess, if any, of such Estimate over the Base Operating Costs. After the expiration of each calendar year, Lessor shall furnish Tenant with a statement of the actual per square foot Operating Costs for the preceding calendar year, and if the actual per square foot Operating Costs for such preceding calendar year are more or less than the Estimate, a proper adjustment shall be made; however, neither component of Operating Costs shall be less than the respective figures stated above. Provisions to the contrary hereinabove contained notwithstanding, the Base Rent shall in no event be less than the amount stated in Paragraph 4. Tenant, at its sole cost, will have the right to review Landlord's books as they relate to Operating Costs if requested within ninety (90) days of being furnished the actual Operating Costs Statement as outlined above.

         (a) DEFINITIONS. For the purposes of this Lease, the following terms shall have the meanings set forth in this paragraph.




         (i) "Base Operating Cost" shall mean the Operating Costs (as that term is defined herein) attributed to the Leased


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         Premises as of the Commencement Date. Base Operating Cost shall be divided into two components: Operating Expenses and Real Estate Taxes. Each part shall be determined and assessed independent of the other. "Operating Costs" means Operating Expense and Real Estate Taxes combined.

         (ii) "Operating Expenses" shall mean the following items. All costs incurred by Landlord in owning, managing, maintaining and operating the BLN Office Park, the appurtenances thereto and the underlying land, exclusive of interest and depreciation; an imputed management fee commensurate with the Minneapolis metropolitan market for management services, if at any time hereafter Landlord elects to manage the buildings; and all other expenditures which, for federal income tax purposes, may be expensed rather than capitalized. Notwithstanding anything contained herein to the contrary, Operating Expenses may, at the option of the Landlord, also include depreciation and interest costs for machinery, equipment systems, property or facilities installed in and used in connection with the BLN Office Park, provided that one of the major purposes for such installation or use is to reduce other items of Operating Expenses, and depreciation and interest costs for equipment provided or used by the Landlord in the normal maintenance of the Building.

         (iii) "Real Estate Taxes" shall mean the annual payment of real estate taxes and annual installments of special assessments levied against the BLN Office Park, the appurtenances and underlying land.

         (b) GENERAL CALCULATION OF OPERATING COSTS.

         (i) Operating Costs shall be determined on a per square foot basis by dividing total Operating Costs by the total number of square feet of rentable area in the BLN Office Park, which rentable area shall be determined in accordance with the space measuring standards of the Building Owners and Managers Association International (BOMA) in effect on the date of this Lease and which can change from time to time. For the purpose of calculating Operating Costs for any calendar year, if, at any time during such year, less than the entire rentable area of the BLN Office Park was occupied by tenants making full utilization of such area, then the Operating Costs for such year shall be calculated by using a total Operating Cost amount equal to the Operating Costs which would have been incurred by Landlord had such total occupancy and full utilization of the BLN Office Park existed. Landlord shall have the right, in its sole and reasonable discretion, to determine the method of calculating Operating Costs, to accomplish the goal of having the Tenants of BLN Office Park pay all Operating Costs in an equitable manner, including special adjustments or allocations as between the two buildings of the Office Park.

         (ii) For purposes of this Section 5, the Tenant's prorata share shall be the fraction having the number of rentable square feet of the Leased Premises as the numerator and the total rentable square feet in the BLN Office Park as the denominator, which fraction is 3.063%. Tenant will have the right to review Landlord's books as they relate to Operating Costs.

6. ADDITIONAL TAXES. The Tenant shall pay, at the time and in the manner specified herein, the following amounts as additional rent due hereunder:

         (a) Tenant shall pay, together with each monthly installment of Annual Base Rent, the amount of any gross receipts tax, sales tax or similar tax (but excluding therefrom any income tax) payable by Landlord by reason of Landlord's receipt of any amounts due to Landlord hereunder.

         (b) If any improvements are made to the Leased Premises by or at the insistence of the Tenant which are of a nature or quality beyond standard office space in the BLN Office Park, the Tenant shall pay to Landlord on the first day of each month during the lease term one-twelfth of the annual tax expenses as estimated by Landlord to be paid during the following calendar year that are attributable to such improvements. It is understood and agreed by the parties hereto that, if the amount of estimated annual tax expenses paid by the Tenant during each such year is lesser or greater than the amount of annual tax expenses actually attributable to the improvements made by Tenant, an appropriate adjustment shall be made. In the event such actual annual tax expenses are greater than as estimated, Tenant shall immediately pay the difference to the Landlord; in the event they are less than as estimated, Landlord


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         shall credit the difference to the Tenant's account.

7. USE AND INSURANCE RATING. Tenant shall use the Leased Premises for the following purposes and for no other purposes whatsoever: general office use and all uses incidental thereto.
Tenant will not conduct or permit to be conducted any activity or place any equipment in or about the Leased Premises which will in any way increase the rate of fire and extended coverage insurance or liability insurance on the Building. If any increase in the rate of such insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to activity or equipment of Tenant in or about the Leased Premises, such statement shall be conclusive evidence that such increase in such rate is due to such activity or equipment, and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor.

8. SPACE ADJUSTMENTS. Tenant acknowledges that much of the rental space in the Building may be rented in smaller units and, therefore, it may be necessary for Landlord to make adjustments in Tenant's space or actually relocate Tenant within the Building so that the space needs of all Tenants may be accommodated. Tenant agrees that Landlord may, at any time, and from time to time, relocate Tenant within the Building, provided that Landlord shall pay all Tenant's reasonable direct costs incurred in connection therewith "including but not limited to all costs of relocating Tenant's computer and telecommunications equipment and cabling, and other personal property and fixtures, as well as the cost of six months' supply of replacement stationery, business cards, marketing material and other information sent by mail to clients, customers and other professionals with whom Tenant transacts business." It is expressly agreed, however, that Landlord shall have the right prior to Tenant's initial occupancy to relocate Tenant without any charge to Landlord. Landlord's right to relocate Tenant is conditioned only on the obligation that the new leased premises shall be located in the BLN Office Park and shall not vary in size more than plus or minus five percent (5%) from the Leased Premises. Tenant shall pay rentals based on the actual rentable area calculated for the space occupied after such relocation, whether said space is larger or smaller than the Leased Premises. If Tenant shall be moved more than once, the new space shall never vary more than ten percent (10%) from the originally estimated space.

9. LEASEHOLD IMPROVEMENTS. Landlord agrees to provide those improvements in the Leased Premises set forth on EXHIBIT B attached hereto. No later than September 15, 1998, Tenant shall provide Landlord or with a detailed floor plan layout, together with working drawings and written instructions (hereinafter "Tenant's Plans"), sufficiently detailed to enable Landlord to construct the various improvements indicated by Tenant on Tenant's Plans. After Tenant's Plans have been approved by both Tenant and Landlord, Tenant may not make changes and alterations in Tenant's Plans without Landlord's advance written approval. In addition, Tenant agrees to reimburse Landlord immediately for such approved changes and alterations in Tenant's Plans in an amount equal to Landlord's actual cost for design and construction of Tenant's changes or improvements.

10.      NO WARRANTIES BY LANDLORD AND AGENTS/ACCEPTANCE OF PREMISES.

         (a) By signing this Lease, Tenant acknowledges and agrees that neither Landlord nor any agents or employee of Landlord have made any representations or promises with respect to the Leased Premises or BLN Office Park, except as expressly set forth herein, and no rights, privileges, easements or licenses are acquired by Tenant, except as expressly set forth herein.
         (b) The taking of possession of the Leased Premises by Tenant shall be conclusive evidence that, except for minor "punch list" items, latest defects, if any, the Leased Premises were on such date of possession in good, clean and


                                       4
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         tenantable condition and that the Tenant accepts the Leased Premises
         "as is." Said "punch list" will be submitted to Landlord within thirty
         (30) days of Tenant's taking possession of the Leased Premises. Landlord agrees to use due diligence to fix "punch list" items in a timely manner.

11. TIME OF POSSESSION AND OCCUPANCY OF PREMISES. If the Leased Premises shall, on the date of commencement of the Lease Term, be in the possession and occupancy of any person not lawfully entitled thereto, Landlord shall use due diligence to obtain possession thereof for Tenant. If the Leased Premises shall not be ready for occupancy at said time because construction has not yet been substantially completed or by reason of any building operations, repairing or remodeling to be done by Landlord, or by reason of a tenant holding over, Landlord shall use due diligence to make the Leased Premises ready for occupancy by Tenant. It is agreed that Landlord and Landlord's agents and employees, using due diligence, shall not in any way be liable to Tenant except as provided in
Section 9 of this Lease for any incidental or consequential damages resulting to Tenant from failure to obtain possession of the Leased Premises for the Tenant or to deliver the possession thereof to Tenant, and this Lease shall remain in all things in full force and effect and the Lease Term shall not thereby be extended, except that the monthly installments of Base Rent, additional rent and other amounts payable hereunder shall be abated until the Landlord has made the Leased Premises ready for occupancy; provided, however, if the Leased Premises are not ready for occupancy by May 1, 1999, Tenant, at its option, shall have the right to terminate this Lease by written notice.

12. ASSIGNMENT AND SUBLETTING. "Tenant, on notice to Landlord (but without Landlord's consent), may assign this Lease or sublet all or part of the Premises to any of Tenant's Affiliates." Tenant's Affiliates shall mean any company controlling, controlled by or under common control with Tenant, as well as any entity acquiring all or substantially all of Tenant's assets. A transfer of an ownership interest in Tenant shall not be deemed an assignment of this Lease, but Tenant shall not be deemed an assignment of this Lease, but Tenant shall give Landlord notice of any such transfer which results in a change in control of Tenant, It being understood that Tenant will remain liable for all obligations under this Lease. Tenant shall have the right to assign this Lease or sublet all or any part of the Leased Premises with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided as follows:

         (a) the Landlord may, in its sole discretion, withhold its consent to an assignment or a sublease (i) to any present tenant of Landlord in the BLN Office Park or any other location, (ii) to any tenant whose credit standing and financial statements are unsatisfactory to Landlord, or (iii) to any tenant whose occupancy would be inconsistent with the character of BLN Office Park;

         (b) such assignment or sublease shall not relieve Tenant of any of its obligations under this Lease;

         (c) any profit received from such assignment or sublease shall promptly, upon receipt thereof, be paid by Tenant to Landlord. "Profit" as used herein shall mean any amounts paid by an assignee or subtenant in excess of the Base Rent and additional rent attributable to the Leased Premises being assigned or sublet after deducting therefrom any amounts Tenant has paid for outside leasing commissions and reasonable tenant improvements occasioned by such assignment or subletting;

         (d) Tenant shall provide Landlord with notice of any assignment or sublease in writing, together with a copy of such assignment or sublease, and Landlord shall have 30 days from receipt thereof to make a decision concerning such assignment or sublease; and

         (e) any assignment or subletting made in violation of the provisions contained herein shall be ineffective.

13. ALTERATIONS. Tenant will not make any alterations of or additions to the Leased Premises which cost more than $5,000 per occasion or affect the structure or exterior of the BLN Office Parkwithout the prior written approval of Landlord. All work to be performed in the Leased Premises shall be performed by competent contractors and subcontractors, approved by Landlord, which approval shall not be unreasonably withheld by Landlord, except that Landlord may in any event condition its approval of such contractors and subcontractors on the Tenant's furnishing separate performance and payment surety bonds, or other financial guaranties or deposits satisfactory to Landlord, covering any work to be performed by such contractors or subcontractors on the Leased Premises, and Landlord may, in any event, require that contractors and subcontractors normally


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employed by Landlord be engaged for any mechanical or electrical work and that any alterations be done by contractors or subcontractors compatible with those workmen, contractors and subcontractors employed from time to time in the BLN Office Park by Landlord. All alteration work performed by or for Tenant hereunder must be performed in such manner to avoid disruption of the BLN Office Park operations or disturbance of other tenants in the BLN Office Park. Unless Landlord requires the Tenant to restore the Leased Premises as set forth in this Lease, all alterations, additions or improvements which may be made by either of the parties hereto upon the Leased Premises, except office furnishings purchased by Tenant which may be removed without damage or destruction to the Leased Premises, shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease or any extension thereof. Tenant will not permit any mechanics, laborers or materialmen's liens to stand against the Leased Premises, the Building or BLN Office Park for any labor or materials furnished to or in connection with any work performed or claimed to have been performed in, on or about the Leased Premises and will immediately remove all such liens. Tenant further agrees that, in the event Tenant fails to remove any such lien or post a bond therefore within thirty (30) days after receiving notice of such lien, Landlord may remove such lien and Tenant shall immediately reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, incurred by Landlord in removing such mechanic's or materialmen's lien.

14.      TENANT EQUIPMENT AND FURNISHINGS.

         (a) Tenant may install or operate in the Leased Premises any electrically operated equipment or other machinery which uses standard 110-volt current and which Landlord determines in its reasonable judgment to constitute standard office equipment. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may require any changes, replacements or additions to or in the use of the heating, air conditioning, electrical or plumbing systems of the Leased Premises or BLN Office Park without first obtaining the prior written consent of the Landlord. No plumbing fixtures of any type shall be installed within the Leased Premises without Landlord's written approval. If Tenant's business machines and mechanical equipment cause noise or vibration that may be transmitted to the structure of the BLN Office Park or to any space therein to such a degree as to be reasonably objectionable to Landlord or to any tenant in the Building, then Tenant shall install vibration eliminators or sound abatement measures or other devices sufficient to eliminate such noise and vibration at Tenant's cost. If Tenant uses heat generating machines or equipment (other than standard office equipment designated by Landlord as set forth above) in the Leased Premises which affect the temperature in the Leased Premises otherwise maintained by the air conditioning system furnished by Landlord as set forth in Section 15(a), Landlord reserves the right to install or to require Tenant to install adequate supplementary air conditioning equipment in the Leased Premises at Tenant's cost.

         (b) No furniture, equipment or other bulky items of any description will be received into the building or carried in the elevators, except as approved by Landlord. All moving of furniture, equipment and other materials shall be done during hours previously approved by Landlord and shall be under the direct control and supervision of Landlord or its agent. Landlord and its agents and representatives shall not be responsible for any damage to any of Tenant's personal property nor for any charges for moving the same. Tenant shall promptly remove from the public and common areas in the building and the BLN Office Park any of the Tenant's furniture, equipment or other material there delivered or deposited. Landlord shall have the right to limit the weight and prescribe the position of safes and other heavy equipment or fixtures. Any and all damage or injury to the Leased Premises or BLN Office Park caused by moving the property of Tenant in or out of the Leased Premises, or due to the same being on the Leased Premises, shall be repaired by and at the sole cost of Tenant.

15. SERVICES FURNISHED BY LANDLORD. Landlord agrees to furnish the following services to Tenant upon the terms and conditions set forth herein, with the costs for such services being part of the Operating Costs:

         (a) HEATING, VENTILATION AND AIR CONDITIONING. Landlord agrees to furnish sufficient heat, ventilation and air conditioning to provide a temperature condition required in Landlord's reasonable judgment for comfortable occupancy of the Leased Premises under normal business operations daily from 8:00 a.m. to 6:00 p.m., Saturdays, Sundays and holidays excepted. Holidays shall mean the calendar days on which the following holidays fall or are observed; New Years Day, Memorial Day, Labor Day, Independence Day, Thanksgiving and Christmas.


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         (b) LAVATORY SERVICE. Landlord will provide reasonable sewer service and water for drinking, lavatory and toilet purposes in the Building.

         (c) ELECTRICITY. Landlord agrees to provide 110-volt current electricity to the Leased Premises for standard building lighting and office use during normal business hours. Any 110-volt equipment which is not reasonably energy-efficient shall not be deemed to be standard hereunder. Ordinary office use shall include, but not be limited to, the operation of office equipment, typewriters, word processors, personal computers, telephones, telecopy machines and photocopy machines.

         (d) ELEVATOR SERVICE. Landlord will provide passenger elevator service in common with others at all times.

         (e) JANITOR SERVICE. Landlord will provide daily janitor service in and about the Leased Premises, Saturdays, Sundays and holidays excepted in accordance with a Class B suburban office building..

         (f) BUILDING ACCESS. Landlord will keep the buildings open during normal business hours and will provide after hours access to Tenant in accordance with such reasonable rules, regulations and conditions as may be specified from time to time by Landlord and generally applicable to all tenants of the BLN Office Park.

16.      TENANT EQUIPMENT - ADDITIONAL UTILITIES AND COSTS.

         (a) If any electrical equipment, machinery, plumbing fixtures or other mechanical equipment installed or used by Tenant in the Leased Premises consumes or requires utility service in addition to those actual services to be furnished by Landlord pursuant to Section 15, Tenant shall promptly pay, as additional rent, all charges for such additional utilities and utility service furnished to the Leased Premises during the term of this Lease. If such utilities are separately metered to the Leased Premises, Tenant shall pay all such additional charges directly to the utility company furnishing the same. To the extent that utilities are furnished to the Leased Premises without separate metering, the amount which may be specifically charged to Tenant for additional utility usage shall be determined by Landlord on the basis of the actual costs incurred by Landlord in purchasing such additional utilities for use in the building.

         (b) Tenant shall also promptly pay to Landlord, as additional rent, all costs and expenses of installation, operation and maintenance of all electric lamps, starters and ballasts (but excluding the cost for light bulbs installed by Landlord prior to Tenant's initial possession of the Leased Premises) all additional electrical wiring caused by electrical equipment installed by Tenant with Landlord's approval other than the standard office equipment described in Section 14(a), any supplemental air conditioning equipment or vibration or noise elimination equipment described in Section 14(a), all plumbing fixtures and all additional sewer and water service used in or on the Leased Premises in addition to those described in Section 15(b).

17. NO WARRANTY AS TO SERVICES. Landlord does not warrant that any of the services it is required to provide under the terms of this Lease will be free from interruption. Interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises or any part thereof, or render Landlord or Landlord's agents or employees liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord will use due diligence to restore the interrupted service as soon as is reasonably possible to the extent that the interruption of service is under the control of Landlord.

18. ENERGY POLICIES. Wherever in this Lease any terms, covenants or conditions are required to be performed by the Landlord, the Landlord shall be deemed to have kept and performed such terms, covenants and conditions notwithstanding any action taken by the Landlord, if such action is pursuant to any governmental regulations, requirements or directives. Without limiting the generality of the foregoing, the Landlord may reduce the quantity and quality of all utility and any other services and impose such regulations as the Landlord deems necessary in order to preserve energy. Landlord agrees that its determination hereunder shall in all instances be reasonable.

19.      PROPERTY INSURANCE.


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         (a) Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy for the full replacement value on the BLN Office Park, but not on the contents owned, leased or otherwise in possession of the Tenant. The cost of such insurance shall be an Operating Expense.

         (b) The Tenant shall carry and cause to be in full force and effect a fire and extended coverage insurance policy covering property of the Tenant within the BLN Office Park.

         (c) Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasing party's policies shall contain a clause or endorsement to the effect that any such release would not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant agree that they will request their insurance carriers to include in their policies such a clause or endorsement. If extra costs shall be charged therefor, each party shall advise the other of the amount of the extra cost and the other party, at its election, may pay the same, but shall not be obligated to do so.

         (d) Tenant shall be responsible for the security and safeguarding of the Leased Premises and all of its property kept, stored or maintained in the Leased Premises. In the event of any loss or damage to any of Tenant's property, Tenant agrees to look solely to its insurance carrier for recovery, irrespective of the cause of such loss or damage.

20.      PUBLIC LIABILITY.

         (a) Tenant will keep in force at its own expense for so long as this Lease remains in effect and for so long as Tenant occupies or has a right to occupy the Leased Premises, a policy of public liability with respect to the Leased Premises and the BLN Office Park in which policy Landlord shall be added named as an additional insured. This insurance will be with a company and in such a form as is reasonablyacceptable to Landlord, and shall have a minimum combined limit of liability, per location, of $1,000,000. The insurance shall also provide for contractual liability coverage by endorsement. Tenant will deposit with Landlord a certificate of insurance or other acceptable evidence, which evidence shall indicate that the Landlord will be notified in writing thirty (30) days prior to any cancellation, material change or failure to renew said insurance. Tenant covenants and agrees to indemnify and hold Landlord and Landlord's building managers and other agents and employees harmless from any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's management agent, employees or other agents or Landlord's other tenants caused by: (i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at or around the Leased Premises or the BLN Office Park; (ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Leased Premises or the BLN Office Park, or (iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Leased Premises and its occupancy. If Tenant shall not comply with the covenants made in this paragraph, Landlord may, at its option, cause insurance to be issued and the costs thereof shall be billed to Tenant and shall thereafter become immediately due, as additional rent.

         (b) During the term of this Lease Agreement, Landlord shall also maintain a policy of public liability insurance in full force and effect with a combined single liability limit of at least $1,000,000, relative to the BLN Office Park location. Landlord hereby agrees to indemnify and hold Tenant, its contractors, employees, officers, partners and shareholders harmless from and against any and all costs, damages, claims, liabilities and expenses (including reasonable attorney's fees) suffered by or claimed against Tenant, resulting from gross negligence of Landlord or its employees or contractors in the BLN Office Park, or any failure of Landlord to comply with the terms of this Lease.


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21.      HAZARDOUS SUBSTANCES.

         (a) "Claim" shall mean and include any demand, cause of action, proceeding or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) the costs of site investigations, feasibility studies, information requests, health or risk assessments, or Response (as hereinafter defined) actions, and (iii) enforcing insurance, contribution or indemnification agreements.

         (b) "Environmental Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ.; the Clean Water Act, 33 U.S.C. Section 1251, ET SEQ.; and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136, ET SEQ.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401, ET SEQ.; the Noise Control Act, 42 U.S.C. Section 4901, ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. Section 651, ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, ET SEQ., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f, ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601, ET SEQ., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C.
         Section 2601, ET SEQ.; the Atomic Energy Act, 42 U.S.C. Section 2011, ET SEQ.; and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101, ET SEQ.; and all Minnesota state superlien and environmental clean-up statutes, with implementing regulations and guidelines, as amended from time to time. Environmental Laws shall also include all state, regional, county, municipal and other laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).

         (c) "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. Section 1910.1200, ET SEQ., and industrial process and pollution control wastes, whether or not hazardous within the meaning of RCRA; any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect render it subject to federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare.

         (d) "Use" means to manage, generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

         (e) "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

         (f) "Response" or "Respond" shall mean action taken in compliance with Environmental laws to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

Tenant shall not have or maintain any Hazardous Materials on the Leased Premises other than small amounts commonly used for business purposes, cleaning and the like nor shall it commit any violation of Environmental Laws on the Leased Premises or in the BLN Office Park. Tenant agrees to indemnify and hold Landlord harmless from and against any damages as a result of Tenant's violation of the provisions of this paragraph. Landlord represents that it is unaware of any Hazardous Materials in the Leased Premises or the BLN Office Park, or in, on, or under the underlying land.

Landlord agrees to indemnify and hold Tenant harmless from and against any damage or liability to Tenant or its agents, employees or invitees arising from any Hazardous Materials which Landlord may have on the Leased Premises or in the BLN Office Park or from the Landlord's violation of any environmental laws.

22. FIRE OR OTHER CASUALTIES. If the Building is substantially damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease, provided it gives written notice thereof to the Tenant within 90 days after such damage or destruction. If a portion of the Leased Premises is damaged by fire or other casualty and Landlord elects not to terminate this Lease, the Landlord shall, within a reasonable time and at its own expense, restore the Leased Premises, exclusive of any alterations or other changes made to the Leased Premises at any time by or at the direction or request of Tenant, to as near the condition which existed immediately prior to such damage or destruction as reasonably possible. In the event Landlord so elects to restore the Leased Premises, rent shall abate during such period of time as the Leased Premises are unusable in proportion that the unusable portion of the Leased Premises shall bear to the entire Leased Premises. If the destruction is so substantial that the Leased Premises cannot be substantially restored within 180 days from the time of such damage or destruction, then the Tenant shall have the right to terminate this Lease. The Landlord shall not be responsible to the Tenant for damages to or destruction of any furniture, equipment, alterations or other changes made or installed in, on or about the Leased Premises by Tenant regardless of the cause of the damage or destruction.

23. EMINENT DOMAIN. If the entire BLN Office Park or that portion of the BLN Office Park which includes all or substantially all of the Leased Premises is permanently taken by eminent domain, this Lease shall automatically terminate as of the date of such taking. If any portion of the BLN Office Park is taken by eminent domain, Landlord shall also have the right to terminate this Lease by giving written notice thereof to Tenant within 90 days after the date of taking. If only a portion of the Leased Premises is taken by eminent domain and Landlord elects not to terminate this Lease, Landlord shall, at its expense, restore the Leased Premises, exclusive of any improvements or other changes made to the premises by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible. Rent shall abate during such period of time as the Leased Premises are unusable in proportion that the unusable portion of the Leased Premises shall bear to the entire Leased Premises and, upon completion of restoration, necessary adjustments shall be made in the Base Rent, additional rent or other costs to reflect a reduction in the size of the Leased Premises and/or the total rentable area of the BLN Office Park. Tenant shall have no right to any of the award or payment made in connection with such taking; provided, however, that Tenant shall be entitled to recover any separate amount for Tenant fixtures and/or relocation costs provided under appropriate statutes, ordinances or regulations.

24. SIGNS. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed in any part of the outside or the inside of the BLN Office Park, except that Tenant shall have the right at Tenant's cost to signage on the building directories and doors of Tenant's offices , and then only in such place, number, size, color and style as is approved by Landlord. Any such permitted uses, excepting initial listing on directories in the main building lobby and the standard building sign installed by Landlord for each Tenant, shall be at the sole expense and cost of Tenant. If any such sign, advertisement or notice is improperly exhibited, Landlord shall have the right to remove the same without any legal proceeding, and Tenant shall be liable for any and all expenses incurred by Landlord for said removal.

25. WINDOW COVERINGS. Landlord, at its expense, will install window coverings. Tenant shall maintain the window coverings so installed in an attractive and safe condition and shall not change or alter such window coverings without the written consent of Landlord.

26. ACCEPTANCE OF TENANT'S GOODS. Tenant authorizes Landlord and Landlord's agents and employees to accept and sign for shipments as a convenience and measure of traffic control with a stamp which shall indicate that any signature is authorized only to clear the loading dock or other receiving area as a matter of convenience, and such signature does not constitute acceptance by the addressee and does not relieve the carrier of any liability nor create an agency or bailment. Tenant hereby releases Landlord and Landlord's agents and employees from any and all liability resulting from or related to the acceptance of goods addressed to Tenant and delivered to the Building's loading dock or other area designated for receipt of goods.

27. RULES AND REGULATIONS. Tenant shall use the Leased Premises and the public and common areas in the BLN Office Park in accordance with such reasonable rules, regulations and procedures as may, from time to time, be made by the Landlord for the general safety, comfort and convenience of the owners, occupants and tenants of the BLN Office Park and shall cause Tenant's employees and invitees to abide by such rules and regulations. The current rules and regulations are attached hereto as EXHIBIT D.

28. WASTE. Tenant shall use due care in the use of heat, air conditioning, water and electricity, the use of the Leased Premises and of the public and common areas in the Building and BLN Office Park and, without qualifying the foregoing, shall not neglect or misuse water fixtures, electric lights and heating and air conditioning apparatus.

29. RUBBISH AND DEBRIS. No rubbish, dirt, overshoes, mats, umbrellas or objects of any kind shall be put or kept in the public or common areas in the BLN Office Park by Tenant or its guests, agents or employees.

30. VENDING MACHINES. No vending machines shall be installed in the Leased Premises without the written consent of Landlord.

31. LIGHT AND AIR. Tenant has no right to light or air over any premises adjoining the Building or the BLN Office Park.

32. LANDLORD'S RIGHT TO ENTER PREMISES. Landlord or its authorized agents or attorneys may, at any reasonable time, following reasonable prior notice enter the Leased Premises for the purposes of exhibiting the Leased Premises to prospective tenants (during the final eight months of the term, as extended)or purchasers to inspect, make repairs and improvements and/or changes in the Leased Premises or other premises in the BLN Office Park, as Landlord may deem proper. Landlord's reserved rights hereunder shall include, without limitation, free, unhampered and unobstructed access to airways, equipment ducts, underfloor heater ducts, stairways, access panels and all cleaning and utility services. There shall be no diminution of rent or liability on the part of the Landlord by reason of any inconvenience, annoyance or injury to business caused by Landlord's exercise of the rights reserved by Landlord in this paragraph.

33. SECURITY OF LEASED PREMISES. Tenant assumes full responsibility for protecting the Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Premises closed and secured after normal business hours.

34. REPAIRS. Tenant shall promptly pay to Landlord within ten (10) days of receipt of an invoice thereof an amount equal to any cost incurred by Landlord in repairing the Leased Premises and/or public and common areas in the building or BLN Office Park when such repairs were made necessary by the negligence of or misuse by the Tenant.

35. LEASE TO BE SUBORDINATE. Landlord may cause this Lease to be made subject and subordinate to all ground or underlying leases, mortgages and restrictions which may now or hereafter affect the Building or BLN Office Park and to all renewals and extensions thereof. Provided that Landlord shall make commercially reasonable efforts to obtain a non-disturbance agreement from any mortgagee. For confirmation of such subordination, Tenant shall execute promptly any subordination agreement requested by Landlord. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's agent to execute any such subordination agreement or agreements for or on behalf of Tenant. Such subordination is subject to Tenant enjoying the quiet possession of the Leased Premises if any Mortgagee becomes landlord hereunder provided that Tenant is not then in default hereunder or does not default in the future.

36. ESTOPPEL CERTIFICATE. Tenant agrees, at any time and from time to time upon not less than five business days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing:

         (a) Certifying that this Lease is unmodified and in full force and effect or, if there have been modifications, that this

         Lease is in full force and effect as modified and stating the modifications.

         (b) Stating the dates to which the rent and other charges hereunder have been paid by Tenant to Landlord.

         (c) Stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenants, agreements or conditions contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge.

         (d) Responding to such other matters as Landlord reasonably requests.

Any such statement delivered pursuant hereto may be relied upon by any owner or prospective purchaser of the building, any prospective mortgagee of the building or Landlord's interest therein or any prospective assignee of any such mortgagee.

37. TENANT TO SURRENDER PREMISES IN GOOD CONDITION. Upon the expiration or termination of the Lease Term, Tenant shall, at its expense:

         (a) Remove Tenant's goods and effects and those of all persons claiming through Tenant;

         (b) Quit and deliver up the Leased Premises to Landlord peaceably and quietly in as good order and condition as the same were on the date the Lease Term commenced or were thereafter placed in service by Lessor, reasonable wear and tear and damages from fire and other casualties excepted; and

(c) At Landlord's request, and if there have been alterations made to the Leased Premises without any required explicit written consent, restore the Leased Premises to general office standards adopted from time to time by Landlord for general application throughout the BLN Office Park.

Any property left in the Leased Premises after the expiration or termination of the Lease Term shall be deemed to have been abandoned and shall be deemed the property of Landlord to be disposed of as Landlord sees fit.

38. HOLDING OVER. Tenant shall not hold over in the Leased Premises, or any part thereof, after the expiration or termination of the Lease Term. Such continued occupancy by Tenant shall be at the sufferance of Landlord, and Tenant shall pay as rent therefor an amount equal to 150% of the amount of Base Rent in effect for the last period prior to the date of termination or expiration of the Lease Term, plus additional rent and all other amounts which would have been payable to the Landlord under this Lease for such additional period had the Lease remained in effect, adjusted and calculated on a PER DIEM basis. Tenant shall pay Landlord such amount for each day the Tenant retains possession of the Leased Premises or any part thereof after such expiration or termination of the Lease Term. Tenant's obligations with respect to the Leased Premises as a Tenant at sufferance upon holding over shall be in all respects the same as Tenant's obligations under the Lease during the Lease Term. At Landlord's option, a holdover Tenant may be deemed to be a month-to-month tenant whose rent is subject to adjustment with one month's prior written notice.

39. DEFAULT. The occurrence of any of the following events shall constitute a default by Tenant under this Lease:
         (a) If Tenant shall fail to pay any amounts to be paid by it hereunder, including, but not limited to, Base Rent and additional rent, and such default shall continue for a period of seven (7) days after Landlord has given Tenant written notice of such failure to pay; or

         (b) If Tenant fails to perform or observe any of Tenant's other obligations, covenants or agreements herein or hereunder and such failure shall continue for a period of twenty (20) days after Landlord has given Tenant written notice thereof; or

         (c) If Tenant makes a general assignment for the benefit of creditors, or, subject to the rights of a Trustee in Bankruptcy, files, or has filed against it, a petition in bankruptcy under the Bankruptcy Reform Act of 1978 or under any other applicable law of the United States of America or any state thereof, consents to the appointment of a trustee or receiver for Tenant or for its property, or if Tenant takes any action for the purpose of effecting or consenting to any of the foregoing.

         (d) If Tenant holds over after the expiration or termination of this Lease.

Upon the occurrence of any of the foregoing defaults, Landlord may, but with no obligation to do so, immediately, re-enter the Leased Premises and remove all persons and property therefrom. Landlord shall have the right to keep this Lease in full force and effect or, at its option, terminate this Lease as to all future rights of Tenant. Landlord shall comply with notice and other requirements of Minnesota law as in effect from time to time. Tenant shall be liable to Landlord for all loss of rents and other damages which Landlord may incur by reason of such default, including all reasonable attorneys' fees and expenses incurred in enforcing any of the terms of this Lease. In the event Landlord re-enters the Leased Premises as set forth herein, and, whether it elects to keep this Lease in effect or terminate it, Landlord may and shall use commercially reasonable efforts to re-let the Leased Premises for such rent and upon such terms as are not unreasonable under the circumstances. In such event, Tenant also shall be liable for all costs, expenses and damages incurred or sustained by Landlord in re-letting the Leased Premises, including, without limitation, deficiency in rent, attorneys' fees, expenses of placing the Leased Premises in first class rentable condition, brokerage fees, tenant allowances, improvements or payment of any other tenant inducement. If Tenant has breached this Lease by failing to pay all rent due hereunder during the initial term hereof, then Tenant shall be liable to Landlord as an element of Landlord's damages for the unamortized portion of Landlord's up-front costs in entering into this Lease, including, but not limited to, leasehold improvements, leasing commissions and rent abatement. For example, if this Lease is for five years and Tenant vacates and quits paying rent after three years, and if Landlord had costs of $50,000 (i.e., $15,000 leasing commission, $25,000 build-out and $10,000 rent concessions), then Tenant would owe Landlord $20,000 (40% of $50,000) to reimburse Landlord for the unamortized portion of its up-front costs. This amount is due irrespective of whether Landlord is successful in reletting the premises for the balance of the initial term. Landlord shall have the right to commence one or more actions to enforce the terms hereof, and the commencement and prosecution of one action shall not be deemed a waiver or an estoppel from commencing one or more actions from time to time in the future. Provisions contained in this section shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law.

The occurrence of any of the following events shall constitute a default by Landlord under this Lease: if Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receiving notice from Tenant specifying the nature and extent of such failure; provided, however, if the obligation shall not be reasonably curable within such thirty (30) day period, the time for cure shall be extended so long as Landlord shall continue to use reasonable efforts to effect a cure.

40. RIGHT TO CURE DEFAULTS. If Tenant defaults in the observance or performance of any of Tenant's covenants, agreements or obligations hereunder wherein the default can be cured by the expenditure of money, Landlord may, but without obligation and without limiting any other remedies which it may have by reason of such default, cure the default, charge the cost thereof to Tenant and Tenant shall pay the same forthwith upon demand. If Landlord is required to commence a legal action to recover such sums from the Tenant, Landlord shall also have the right to recover all interest costs and attorneys' fees in connection with such litigation.

41. QUIET ENJOYMENT. So long as the Tenant complies with the terms and conditions hereof, it shall be entitled to the peaceable and quiet enjoyment of the Leased Premises.

42. FORCE MAJEURE. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Notwithstanding the foregoing, if Landlord's work is not completed by February 1, 1999 due to items contained under this Article 42, then Tenant will have the right to terminate this Lease upon thirty (30) days written notice.

43. SECURITY DEPOSIT. Tenant agrees to deposit with Landlord a security deposit in the amount of $11,699.58 upon execution of the Lease, which shall be held by Landlord as security for Tenant's faithful performance of its obligations hereunder. Landlord and Tenant agree that the security deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not pledge, mortgage, assign, transfer or encumber the security deposit without the prior written consent of Landlord, and any attempt by Tenant to do so shall be void as to Landlord's rights. If Tenant fails to pay any rent or other amount due hereunder or fails to perform any of the other terms hereof, within the applicable cure period Landlord may appropriate and apply all or any portion of the security deposit to cure any such default by Tenant hereunder or to reimburse Landlord for any loss or damage sustained by Landlord as a result of Tenant's default or breach. Landlord may use the security deposit without prejudice to any other remedy which it may have. If Landlord so uses any of the security deposit, Tenant shall, within ten (10) days after written demand by Landlord, restore the security deposit to the full amount originally deposited. Tenant's failure to do so shall constitute an event of default hereunder. Within thirty (30) days after the termination or expiration of this Lease and the vacation of the Premises by Tenant, Landlord shall account for the security deposit to Tenant and return any portion which is due or owing. Landlord may deliver the security deposit to the purchaser of Landlord's interest in the BLN Office Park and, if it does so, shall be relieved of any further liability to Tenant for the return of said deposit.

44. BROKERS. Landlord and Tenant each represent and warrant to the other that they have dealt with and only with the real estate brokers/agents named on EXHIBIT E hereto. Landlord and Tenant hereby agree to indemnify, defend and hold the other harmless from any claims for real estate brokerage or leasing commissions or other suits of any kind by real estate brokers or representatives in connection with or arising out of this Lease and the negotiations leading up to the execution of this Lease.

45. USE OF THE TERMS "LANDLORD" AND "TENANT." The terms "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean plural in all cases where there is more than one Landlord or Tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. In addition, where relevant in this Lease and especially in connection with the provisions of this Lease relating to personal injury, limitation of liability, indemnification, property damage and insurance, "Landlord" shall mean Landlord, its respective employees, agents, invitees, licensees, customers, clients, partners and shareholders, and "Tenant" shall mean its employees, agents, invitees, licensees, customers, clients, family members, guests, trespassers, partners and shareholders.

46. LANDLORD'S CONSENT. Unless it is expressly stated herein that, as to any particular required consent, Landlord's consent shall not be unreasonably withheld, Landlord's consent need be given only at Landlord's sole discretion.

47. INTEREST ON AMOUNTS DUE LANDLORD. Any installment of Base Rent, additional rent or other charges to be paid by Tenant under the provisions of this Lease which shall not be promptly paid when due shall bear interest at the rate of 15% per annum from the date when the same is due until the same shall be paid, but, if such rate exceeds the maximum rate permitted by law, such interest rate shall be reduced to the highest rate allowed by law under such circumstances.

48. EXECUTION BY LANDLORD. Submission of this instrument to Tenant or Tenant's agents or attorneys for examination or signature does not constitute or imply an offer to lease, reservation of space or option to lease, and this Lease shall have no binding legal effect until execution hereof by both Landlord and Tenant.

49. CONTINUANCE OF AGREEMENT. This Agreement shall be binding upon and inure for the benefit of the parties hereto and subject to the restrictions and limitations herein contained, their respective heirs, successors and assigns.

50. SEVERABILITY. The provisions of this Lease are expressly severable, and the unenforceability of any provision or provisions hereof shall not affect or impair the enforceability of any other provision or provisions.

51. EXHIBITS/RIDERS. The additional provisions, if any, set forth in the attached exhibits or riders are included herein and by reference made a part hereof. If there is any conflict between the terms, conditions and provisions of this Lease and the terms, conditions and provisions contained in any of said riders, the terms, conditions and provisions of said riders shall control and take precedence. The following riders are attached:


         Exhibit                                              No. of Pages
         -------                                              ------------

         A. Floor Plan                                               1
         B. Landlord-provided Improvements                           1
         C. Extra Work                                               0
         D. Rules and Regulations                                    1
         E. Brokers                                                  1
         F. Additional Provisions                                    2


52. WAIVER OF COVENANTS. Failure of Landlord to insist, in any one or more instances, upon strict performance of any term, covenant or condition of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rents with knowledge of a breach in any of the terms, covenants and conditions of this Lease to be kept or performed by Tenant shall not be deemed a waiver of such breach, and Landlord shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Landlord.

53. NOTICES. Any notice or demand which, under the terms of this Lease or under any statute must or may be given or made by the parties hereto, shall be in writing and may be given or made by personal delivery or mailing the same by certified mail, addressed to the other party at the address hereinbelow mentioned. Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed. Any notice given hereunder by mail shall be deemed delivered two days after depositing in the United States mails, certified mail, return receipt requested, postage prepaid, and addressed as herein provided:

         (a)If to Landlord, at:     Managing Partner
                                    BLN Office Park
                                    2001 Killebrew Drive
                                    Bloomington, Minnesota 55425

         (b)If to Tenant, at the Leased Premises (unless notice of change of address is given pursuant to this section)or and at the following address:

54. AMENDMENTS. This Lease may be amended only by a writing executed by both parties hereto.

55. MISCELLANEOUS. There are no understandings or agreements not incorporated in this Lease. This is a Minnesota lease and shall be construed according to the laws of the State of Minnesota. The Captions in this Lease are for convenience only and are not part of this Lease.
IN WITNESS WHEREOF, Landlord and Tenant respectfully have duly signed and sealed these presents the day and year first above written.

                                                   LANDLORD:

                                                   BLN OFFICE PARK ASSOCIATES II

Date: 9/16/1998                                    By: /s/ John R. Kofski
                                                       -------------------------
                                                             Its Managing Agent

                                                   TENANT:

                                                   ADAYTUM KPS SOFTWARE LIMITED

Date: 9/8/1998                                     By: /s/ Michael H. Mehr
                                                       -------------------------
                                                             (Signature)

                                                           Michael H. Mehr
                                                       -------------------------
                                                             (Please Print)

                                                       Its    Group Controller
                                                          ----------------------

Date:      9/8/1998

                                                   By: /s/ J. D. G. Haddleton
                                                       -------------------------
                                                             (Signature)

                                                        John David Guy Haddleton
                                                       -------------------------
                                                             (Please Print)

                                                       Its       CEO
                                                          ----------------------

STATE OF          )
                  )SS.
COUNTY OF         )

The foregoing instrument was acknowledged before me this _________ day of _______________________ , 19____ , by _______________________________, the
_______________ of BLN Office Park Associates or BLN Office Park Associates II Limited Partnership, a Minnesota limited partnership.


                                                       _________________________
                                                       Notary Public

STATE OF          )
                  )SS.
COUNTY OF         )

The foregoing instrument was acknowledged before me this _________ day of ________________________, 19______, by ________________________________ and
______________________ , ______________________ the ______________________ and
________________________________ of ______________________________ , a
__________________ , on behalf of said
_________________________________________.


                                                       _________________________
                                                       Notary Public


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

                                    EXHIBIT A

                                    FLOOR PLAN

                          [Floor plan inserted here]


                                    EXHIBIT B

Landlord agrees to provide Leasehold Improvements to the Leased Premises in accordance with mutually agreed upon plans. However, Landlord's contribution for said Leasehold Improvements and design work will not exceed $15.50 per square foot ($159,650.00). Tenant will be responsible for paying any excess prior to commencement of work, which excess will be the result of a competitive bidding process.




                                    EXHIBIT C


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

                             INTENTIONALLY DELETED.




                                    EXHIBIT D

                              RULES AND REGULATIONS


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

1. Tenant, its servants, employees, agents, representatives, customers, invitees and guests shall not obstruct sidewalks, driveways, entrances, passages, corridors, vestibules, halls, elevators and stairways in and about the BLN Office Park which are used in common with other tenants and their servants, employees, agents, representatives, customers, guests and invitees, and which are not a part of the Leased Premises. Tenant shall not place objects against partitions or doors or windows which would be unsightly from the corridors or from the exterior of the building, and will promptly remove any such objects upon notice from Landlord. Tenant, its servants, employees, agents, representatives, customers, invitees, and guests shall not go upon the roof or mechanical floors of the building.

2. Tenant shall not make noises, cause disturbances or vibrations, or use or operate any electrical or electronic devices that emit sound or other waves or disturbances or create odors, any of which may be offensive to the other tenants and occupants of the BLN Office Park, or that would interfere with the operation of any device, equipment or radio or television broadcasting or reception from or within the BLN Office Park or elsewhere, and shall not place or install any projections, antennas, aerials or similar devices inside or outside the Leased Premises or on the building, and shall not bring animals into, or allow animals to be brought into, the BLN Office Park, without prior written consent of Landlord.

3. No person or contractor not employed by Landlord shall be used to perform janitorial work, window washing, cleaning, maintenance, repair or similar work in the Premises without the prior written consent of Landlord.

4. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the BLN Office Park or its desirability for office use, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

5. Usual business hours shall mean the hours between 8:00 a.m. and 6:00 p.m., Monday through Friday; Saturday, Sunday and holidays excepted.

6. The Premises shall not be used for cooking, lodging or sleeping.

7. Tenant, its servants, employees, agents, representatives, customers, invitees and guests shall park only in designated and approved areas and not in driveways, loading areas, etc.

8. Tenant shall furnish and utilize mats under desk chairs.

9. These Rules and Regulations may be amended from time to time by Landlord for the benefit of all occupants as determined by Landlord, and any such amendment will become effective immediately upon notification.


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


                                    EXHIBIT E

1.Landlord's Agent/Broker:          Equity Commercial Services, Inc.
                                    730 Second Avenue South, Suite 400
                                    Minneapolis, MN 55402

2.Tenant's Agent/Broker:            None



                                    EXHIBIT F


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

                              ADDITIONAL PROVISIONS

To be attached to and made a part of that certain lease dated the 16 day of September, 1998, by and between BLN Office Park Associates II (Landlord) and Adaytum KPS Software Limited (Tenant)

ARTICLE 1

LEASE CANCELLATION: Upon commencement of this Lease that certain "Lease Agreement" dated December 4, 1997, by and between BLN Office Park Associates Limited Partnership (Landlord) and Adaytum KPS Software Limited (Tenant), shall become null and void in its entirety.

ARTICLE 2

RENEWAL OPTION: The Tenant shall have the right to renew the Lease for an additional term of five (5) years ("Renewal Option") commencing January 1, 2004 and terminating December 31, 2009. Said Renewal Option shall be conditioned upon the following terms and conditions:

1. On or before January 1, 2005, Tenant must provide written notice to Landlord of its intention to exercise its renewal option.

2. The Base Rent charged during the Renewal Option shall be the then "current market rate" charged for space in the BLN Office Park. The Landlord shall provide the "current market rate" by August 1, 2003.

3. In order to exercise the Renewal Option, the Tenant must give written notice to Landlord on or before August 1, 2003 of its acceptance of the "current market rate" submitted by Landlord.

4. During the extended term, the same terms, covenants, conditions, provisions and agreements shall apply as are provided for in this Lease and subject to Section 5 of the printed portion of the Lease.

5. The Renewal Option rights of the Tenant are conditioned upon the Lease being in full force and effect without default thereunder on the date the Tenant exercised its Renewal Option up to and including December 31, 2004.

6. Both Landlord and Tenant agree to amend this Lease to incorporate the correct rent charges and any other changes made necessary by this provision.

ARTICLE 3

RIGHT OF FIRST OFFER 1. Tenant shall have a right of first offer ("ROFO Right 1") on approximately 4,343 rentable square feet as outlined in yellow on the attached Exhibit A on the fourth (4th) floor. ("ROFO-1 Space") which may become "available" (hereinafter defined).

a. If the ROFO Space is or will become available on August 1, 1999, then Landlord before entering into a lease with a third party for such space, shall give written notice to Tenant ("Landlord's ROFO Notice") stating: (1) the portion of the ROFO Space ("Subject to ROFO Space") which is or will become available; (2) the estimated date of availability ("Target Delivery Date"); (3) the Base Rent for the Subject ROFO Space (which shall be $21.50 per rentable square foot of Base Rent payable under the Lease for the Leased Premises during such period; and (4) the Tenant Finish Allowance, if any, Landlord will provide for the Subject ROFO Space (which shall be based on the prevailing market for comparable space in the BLN Office Park for a comparable term as reasonably determined by Landlord). To exercise the ROFO right, Tenant shall give Landlord written notice of exercise within ten (10) business days after Tenant receives Landlord's ROFO Notice. Tenant may exercise the ROFO Right only as to all of the Subject ROFO Space. Time is of the essence with respect to Tenant's notice of exercise.


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

2. If Tenant exercises the ROFO Right, the Subject ROFO Space shall be added to and become part of the Leased Premises for the remaining Term of the Lease (including the Extension Term) on all of the terms and conditions of the Lease, except that:

                  (1) The Subject ROFO Space shall be added to the Premises effective on (the "Delivery Date"): (a) if Landlord provides a Tenant Finish Allowance and constructs Tenant?s leasehold improvements in such space, the date on which Landlord substantially completes such leasehold improvements (other than minor finishing and punchlist activities) and delivers the subject ROFO Space to Tenant for occupancy; or (b) if Landlord delivers such space to Tenant in an "as-is" condition and Tenant will construct its leasehold improvements in such space, the date which is thirty
                           (30) days after Landlord delivers the Subject ROFO Space to Tenant for construction. Landlord shall not be liable nor shall the Lease be impaired for any delay or inability to deliver the Subject ROFO Space for reasons beyond Landlord's control.

                  (2) Commencing on the Delivery Date and continuing during the remaining Term (including the Extension Term);
                           (a) Base Rent for the Subject ROFO Space shall be payable at the Market Rate specified in Landlord's ROFO Notice; and (b) Tenant's Contribution to Operating Costs shall be adjusted appropriately to take into account the number of rentable square feet in the Subject ROFO Space, and the Contribution to Operating Costs shall be payable at the same rate per rentable square foot as payable for the Leased Premises and subject to the same adjustments as provided in the Lease.

         If Tenant fails to timely exercise the ROFO Right, Landlord shall be free to lease the Subject ROFO Space on any terms, and Tenant shall have no further rights with respect to such space. The ROFO Right shall continue during the ROFO Period as to any remaining ROFO Space on which such right has not terminated.

                  c. Tenant's right to exercise the ROFO Right is subject to the condition that, at the time the Tenant delivers its written notice of exercise, Tenant is not in default under any of the terms or conditions of the Lease. Further, the ROFO Right shall automatically terminate upon the earliest to occur of
                  (1) the expiration or termination of the Lease; (2) the termination of Tenant's right to possession of the Premises;
                  (3) the assignment of the Lease by Tenant or the sublease by Tenant of all or any part of the Leased Premises; or (4) the expiration of the ROFO Period.

                  d. Space shall be deemed to become "available" when the existing lease relating to such space, if any, has terminated, whether by expiration of the term of such lease (including any renewals or extensions thereof) or otherwise, and no other party with a prior option or right to lease such space has exercised the same. Notwithstanding anything to the contrary contained herein, the ROFO Right shall exclude and shall be subject to : (1) all leases or letters of intent existing as of the date of this Lease or entered into after Tenant fails to exercise the ROFO Right (including, without limitation, all renewal, extension, expansion, first refusal, first offer or other options or rights thereunder, all leases or amendments pursuant thereto, and all assignments thereof or subleases thereunder); and (2) all renewals or extensions of any leases existing as of the date of this Lease or entered into after Tenant fails to exercise the ROFO Right, whether pursuant to an option or right in such lease or an agreement hereinafter entered into with Landlord.

                  e. Within ten (10) days after written request by Landlord, Tenant shall execute and deliver an instrument in form reasonably satisfactory to Landlord confirming any exercise or termination of the ROFO Right.

ARTICLE 4

PARKING: The Landlord shall provide the Tenant with two (2) stalls in the underground garage. The cost for the period January 1, 1999 through December 31, 2004, shall be at $75.00 per stall per month plus tax. Provided the Tenant extends the term of Lease pursuant to Article 2 above, the cost shall be at the then current market rate.


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